                                  EXHIBIT 99.2

                  ESCROW AGREEMENT IN ACCORDANCE WITH RULE 419
                        UNDER THE SECURITIES ACT OF 1933


         ESCROW AGREEMENT, dated as of April 17, 2002, (the "Agreement") by and between Buyenergy Corporation a Nevada corporation (the "Company") and Wachovia Bank, National Association, (the "Escrow Agent").

         The Company, through the use of its underwriter, Galleon Merchant Banking, Inc., will sell up to 150,000 shares of Common Stock, par value $.001 (the "Shares"), as more fully described in the Company's definitive Prospectus dated April 25, 2002 comprising part of the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") (File No. 333-72260) declared effective on or about April 25, 2002 (the "Prospectus").

         The Company desires that the Escrow Agent accept all offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances and with no deduction of amounts permitted to be released to the Company under Rule 419(b)(2)(vi) to be derived by the Company from the sale of the Shares (the "Offering Proceeds"), as well as the share certificates representing the Shares issued in connection with the Company's offering, in escrow, to be held and disbursed as hereinafter provided.


      NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:


1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms. The Escrow Agent is hereby directed to created and establish the Buyenergy Corporation Escrow Account (the "Escrow Account" into which shall be deposited and credited the amounts and share certificates or other securities described herein.

2. Deposit of Offering Proceeds and Share Certificates. Subject to Rule 419 (the provisions of which the Escrow Agent shall not be charged with knowledge of), upon the Company's receipt and acceptance of subscriptions and Offering Proceeds, in the form of checks, drafts or money orders payable to the order of BuyEnergy Escrow Account, the Company shall promptly deliver to the Escrow Agent the Offering Proceeds for credit to the Escrow Account. The Offering Proceeds shall be invested in an obligation that constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act.

         The Offering Proceeds and any interest or dividend thereon, if any, shall be held for the sole benefit of the purchasers of the Shares. Further, such interest or dividends, if any, shall be held in the Escrow Account until the funds are released in accordance with the provisions of Rule 419. If the Offering Proceeds are returned to the purchasers, the purchasers shall receive the interest or dividends, if any. If the Offering Proceeds are released to the Company, the Company shall receive the interest or dividends, if any.

         The deposit account records of the Escrow Agent will provide that funds in the Escrow Account are held for the benefit of the purchasers named and identified in accordance with 12 CFR part 330.1 of the regulations of the Federal Deposit Insurance Corporation, and the records of the Escrow Agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

         All share certificates representing the Shares issued in connection with the Company's offering shall also be deposited by the Company directly into the Escrow Account promptly upon issuance. The identity of the purchasers of the securities shall be included on the stock certificates or other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee Retirement Income Security Act of 1974, as amended [29 U.S.C. 1001 et seq.], or the rules thereunder.


         Warrants, convertible securities or other derivative securities, if any, relating to securities held in the Escrow Account may be exercised or converted in accordance with their terms; provided however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the Escrow Account.


     3. Disbursement of the Escrow Account. The commission relating to a particular sale shall be released by the Escrow Agent to the Underwriter immediately.

         Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, that the requirements of Rule 419(e)(1) and (e)(2) have been met, and consummation of an acquisition(s) meeting the requirements of Rule 419(e)(2) or then, in such event, the Escrow Agent shall disburse the Offering Proceeds (inclusive of any interest thereon) to the Company and the securities to the purchasers or registered holders identified on the deposited securities or (ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another escrow agent then, in such event, the Escrow Agent shall deliver the Offering Proceeds and securities to such other escrow agent. In either case, thereupon, the Escrow Agent shall be released from further liability hereunder.

         Notwithstanding the foregoing, if an acquisition meeting the requirements of Rule 419(e)(1) has not occurred by a date within 18 months after the effective date of the Registration Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date. The Company shall promptly inform the Escrow Agent in writing of the effective date of the Registration Statement.


     4.  Concerning the Escrow Agent.
         ---------------------------


         The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own good faith judgment, and may rely conclusively and shall be protected in acting upon any order, notice demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, the fees for any such counsel being the obligation of the Company to pay), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or person. Without limiting the foregoing, the Escrow Agent shall be fully protected and shall incur no liability whatsoever in relying upon signed representations of the Company delivered pursuant to the provisions hereof.


         The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

         The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent under the provisions hereof.


         The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own good faith judgment, in reliance upon such assumption.


         The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder. Upon the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.


         The Escrow Agent shall be entitled to $1,000, plus its counsel fees incurred relating to the execution and delivery hereof of $500 as compensation from the Company for all services rendered by it hereunder. In addition, to the extent necessary to retain counsel after the execution and delivery hereof to advise it of its duties and responsibilities hereunder, the Company shall reimburse the Escrow Agent for the fees and expenses of such counsel. Such additional fees and expenses shall not be paid out of the Offering Proceeds, but shall be payable directly by the Company.


         From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

         The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed in the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

         The Escrow Agent shall resign and be discharged form its duties as Escrow Agent hereunder if so requested in writing at anytime by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.

     5.  Miscellaneous.
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         This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of Florida.

         This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

         This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.


         Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, five (5) days after the date of mailing. The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice. The notice addresses of the parties are as follows:

                  Buyenergy Corporation
                  5633 Strand Blvd., Suite 313
                  Naples, Florida 34110

                  Wachovia Bank, National Association
                  225 Water Street, 3rd Floor
                  Jacksonville, Florida 32202
                  Attention: Corporate Trust Department

WITNESS the execution of this Agreement as of the date first above written.

                              BUYENERGY CORPORATION




                                       By:     /s/ Michael J. Pilgrim

                                               Michael J. Pilgrim, President



This Escrow Agreement is accepted as of the 17th day of April 2002.


WACHOVIA BANK, NATIONAL ASSOCIATION



By:  /s/Kevin Grant